UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2004

MATRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12128	4-2985132

(Commission File Number)	(I.R.S. Employer Identification No.)

330 Nevada Street, Newton, Massachusetts 02460 USA

(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:

(617) 928–0820

ITEM 12.   Results of Operations and Financial Condition

        On August 3, 2004, Matritech, Inc. issued a press release announcing the financial results for the second quarter of fiscal year 2004 ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1. The information in this Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 3rd day of August, 2004.

MATRITECH, INC.

By: /s/ Stephen D. Chubb Name: Stephen D. Chubb Title: Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued by the Registrant on August 3, 2004, relating to Matritech, Inc.‘s financial results for the quarter ended June 30, 2004.